EXHIBIT 99.1

Upland Software Reports Second Quarter 2016 Financial Results

AUSTIN, Texas, August 11, 2016 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today reported its financial results for the second quarter ended June 30, 2016, and provided guidance for its third quarter of 2016.
Second Quarter 2016 Financial Highlights

•	Total revenue was $18.6 million, compared to $17.7 million in the second quarter of 2015, or year-over-year growth of 5% .

•	Subscription and support revenue was $16.2 million, an increase of 16% from subscription and support revenue of $14.0 million in the second quarter of 2015.

•	GAAP net loss was $3.6 million, compared to a net loss of $3.3 million in the second quarter of 2015.

•
Adjusted EBITDA was $2.8 million, an increase of 267% compared to Adjusted EBITDA of $0.8 million, in the second quarter of 2015. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

•	Cash on hand as of the end of the second quarter was $18.2 million.

“Q2 was another strong quarter, with 16% growth in recurring revenues, expanded 15% Adjusted EBITDA margins, and another acquisition," said Jack McDonald, chairman and CEO of Upland Software. "We have now met or exceeded guidance in each of the eight quarters we've reported since going public, and, as our strong Q3 guidance demonstrates, our quarterly ramp in Adjusted EBITDA is continuing nicely."

Second Quarter 2016 Business Highlights

•
Announced the acquisition of Advanced Processing and Imaging (API) which expanded our Workflow Automation product family. API is a highly effective content management platform driving workflow in governments and schools across North America.

•	Continued customer-driven innovation with three major feature releases, including:

◦
Project and IT Management applications, with a unified platform encapsulating IT financial management, call accounting, wireless visibility, VoIP analytics and cost avoidance, alerting and reporting systems.

◦	Workflow Automation applications with enhanced analytics and e-signature capabilities.

◦	Digital Engagement applications, with user-interface improvements and enhancements to performance and integration capabilities.

•	Expanded over 139 existing customer relationships, including 13 major expansions, and added 80 new customer relationships, including 4 major accounts.

Business Outlook
For the quarter ending September 30, 2016, Upland expects reported total revenue to be in the range of $17.7 million to $18.7 million including subscription and support revenue in the range of $15.9 million to $16.7 million, for growth in recurring revenue of 16% at the mid-point over the quarter ended September 30, 2015. Adjusted EBITDA is expected to be in the range of $2.9 million to $3.5 million, for an Adjusted EBITDA margin of 18% at the mid-point, representing growth of 173% at the mid-point over the quarter-ended September 30, 2015.

For the full year ending December 31, 2016, Upland expects reported total revenue to be in the range of $71.6 million to $73.6 million including subscription and support revenue in the range of $63.0 million to $65.0 million, for growth in recurring revenue of 12% at the mid-point over the year ended December 31, 2015. Adjusted EBITDA is expected to be in the range of $10.9 million to $12.3 million, for an Adjusted EBITDA margin of 16% at the mid-point, representing growth of 172% at the mid-point over the year-ended December 31, 2015.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review Upland's financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 48995868. The conference call will be simultaneously webcast on the Company's investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland's financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on August 11, 2016 through 11:59 p.m. Eastern Time on August 25, 2016 at investor.uplandsoftware.com.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments, automate document-intensive business processes and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 2,000 customers and over 235,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, and constant currency revenue.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus discontinued operations, plus the impact of amortization of purchased intangible assets, amortization debt discount, stock-based compensation expenses, acquisition-related costs, nonrecurring litigation expenses, purchase accounting adjustments for deferred revenue, nonrecurring provision for income tax, and the related tax effect of the adjustments above.
Upland defines constant currency revenue as reported revenue adjusted for foreign currency exchange rates. In order to compute constant currency revenue, Upland converts the current period's local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The foreign exchange impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
Annualized recurring revenue value as of December 31 equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. We define annual dollar renewal rate (also referred to as net dollar retention rate) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year.
Upland's earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of Upland's website at investor.uplandsoftware.com.

Forward-looking Statements
This release contains forward-looking statements which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###
Investor Relations Contact:
Mike Hill
Upland Software

512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Kaley Ganino
Upland Software
512.960.1007
media@uplandsoftware.com

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Subscription and support	$16,220	$14,023	$31,461	$28,345
Perpetual license	458	846	776	1,657
Total product revenue	16,678	14,869	32,237	30,002
Professional services	1,892	2,809	3,915	5,204
Total revenue	18,570	17,678	36,152	35,206
Cost of revenue:
Subscription and support	5,634	4,841	10,860	9,573
Professional services	1,106	1,732	2,730	3,640
Total cost of revenue	6,740	6,573	13,590	13,213
Gross profit	11,830	11,105	22,562	21,993
Operating expenses:
Sales and marketing	2,953	3,446	6,022	6,978
Research and development	4,054	4,152	7,964	8,078
Refundable Canadian tax credits	(116)	(122)	(225)	(243)
General and administrative	4,547	4,714	8,670	9,833
Depreciation and amortization	1,476	1,063	2,948	2,077
Acquisition-related expenses	1,380	360	3,808	905
Total operating expenses	14,294	13,613	29,187	27,628
Loss from operations	(2,464)	(2,508)	(6,625)	(5,635)
Other expense:
Interest expense, net	(662)	(576)	(1,223)	(923)
Other expense, net	(293)	(12)	(1,041)	(524)
Total other expense	(955)	(588)	(2,264)	(1,447)
Loss before provision for income taxes	(3,419)	(3,096)	(8,889)	(7,082)
(Provision for) benefit from income taxes	(158)	(238)	(261)	5
Loss from operations	(3,577)	(3,334)	(9,150)	(7,077)
Net loss	$(3,577)	$(3,334)	$(9,150)	$(7,077)
Net loss attributable to common shareholders	$(3,577)	(3,334)	$(9,150)	(7,077)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.22)	$(0.22)	$(0.58)	$(0.48)
Weighted-average common shares outstanding, basic and diluted	16,269,808	14,867,947	15,851,106	14,854,139

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$18,187	$18,473
Accounts receivable, net of allowance	13,646	13,972
Prepaid and other	2,621	2,603
Total current assets	34,454	35,048
Canadian tax credits receivable	1,661	2,018
Property and equipment, net	5,745	6,001
Intangible assets, net	34,407	31,526
Goodwill	67,830	47,422
Other assets	466	399
Total assets	$144,563	$122,414
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,216	$2,548
Accrued compensation	1,835	2,441
Accrued expenses and other	6,033	5,173
Deferred revenue	23,985	19,931
Due to sellers	8,449	2,409
Current maturities of notes payable	1,504	1,500
Total current liabilities	43,022	34,002
Commitments and contingencies (Note 9)
Canadian tax credit liability to sellers	398	368
Notes payable, less current maturities	36,355	22,366
Deferred revenue	18	8
Noncurrent deferred tax liability, net	3,050	2,818
Other long-term liabilities	2,741	2,582
Total liabilities	85,584	62,144
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	119,825	112,447
Accumulated other comprehensive loss	(2,808)	(3,289)
Accumulated deficit	(58,040)	(48,890)
Total stockholders’ equity	58,979	60,270
Total liabilities and stockholders’ equity	$144,563	$122,414

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
	(unaudited)	(unaudited)
Operating activities
Net loss	$(9,150)	$(7,077)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,075	4,040
Deferred income taxes	102	335
Foreign currency re-measurement loss	(261)	292
Non-cash interest and other expense	129	246
Non-cash stock compensation expense	1,564	1,335
Loss on disposal of business	731	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	1,364	1,517
Prepaids and other	549	(36)
Accounts payable	(1,509)	414
Accrued expenses and other liabilities	258	(1,082)
Deferred revenue	2,095	888
Net cash provided by (used in) operating activities	947	872
Investing activities
Purchase of property and equipment	(851)	(325)
Purchase of customer relationships	(408)	(372)
Purchase business combinations, net of cash acquired	(11,844)	(2,820)
Net cash provided by (used in) investing activities	(13,103)	(3,517)
Financing activities
Payments on capital leases	(908)	(481)
Proceeds from notes payable, net of issuance costs	14,987	23,824
Payments on notes payable	(1,122)	(22,833)
Issuance of common stock, net of issuance costs	113	98
Additional consideration paid to sellers of businesses	(1,484)	—
Net cash provided by (used in) financing activities	11,586	608
Effect of exchange rate fluctuations on cash	284	101
Change in cash and cash equivalents	(286)	(1,936)
Cash and cash equivalents, beginning of period	18,473	30,988
Cash and cash equivalents, end of period	$18,187	$29,052
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,093	$694
Cash paid for taxes	$249	$322
Noncash investing and financing activities:
Equipment acquired pursuant to capital lease obligations	$340	$1,085
Issuance of common stock in business combination	$5,700	$—

Upland Software, Inc.
Reconciliation of Non-GAAP Adjusted EBITDA and Adjusted EBITDA Diluted EPS
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(dollars in thousands, except share and per share data)		(dollars in thousands, except share and per share data)
Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA:
Net Loss	$(3,577)	$(3,334)	$(9,150)	$(7,077)
Add:
Depreciation and amortization expense	2,560	2,039	5,075	4,040
Interest expense, net	662	576	1,223	923
Other expense (income), net	293	12	1,041	524
Provision for (benefit from) income taxes	158	238	261	(5)
Stock-based compensation expense	870	781	1,564	1,335
Acquisition-related expense	1,380	360	3,808	905
Nonrecurring litigation expense	13	—	25	371
Purchase accounting deferred revenue discount	417	84	932	197
Adjusted EBITDA	$2,776	$756	$4,779	$1,213

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income Loss
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(dollars in thousands, except share and per share data)		(dollars in thousands, except share and per share data)
Reconciliation of Net Loss to Non-GAAP net income (loss):
Net loss	$(3,577)	$(3,334)	$(9,150)	$(7,077)
Add:
Stock-based compensation expense	870	781	1,564	1,335
Amortization of purchased intangibles	1,927	1,479	3,848	2,915
Amortization of debt discount	65	220	129	252
Acquisition-related expense	1,380	360	3,808	905
Nonrecurring litigation expense	13	—	25	371
Purchase accounting deferred revenue discount	417	84	932	197
Tax effect on non-GAAP adjustments above	(82)	(108)	(159)	(530)
Non-GAAP net income (loss)	$1,013	$(518)	$997	$(1,632)
Weighted average ordinary shares outstanding - basic	16,269,808	14,867,947	15,851,106	14,854,139
Weighted average ordinary shares outstanding - diluted	16,623,849	15,155,047	16,164,234	15,141,389
Non-GAAP earnings (loss) per share - basic	0.06	(0.03)	0.06	$(0.11)
Non-GAAP earnings (loss) per share - diluted	0.06	na	0.06	na

Upland Software, Inc.
Supplemental Financial Information
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Stock-based compensation:
Cost of revenue	8	5	15	16
Sales and marketing	32	36	45	50
Research and development	28	109	42	120
General and administrative	802	631	1,462	1,149
Total	$870	$781	$1,564	$1,335

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Depreciation:
Cost of revenue	$466	$449	$911	$910
Operating expense	167	111	316	215
Total	$633	$560	$1,227	$1,125

Amortization:
Cost of revenue	$618	$527	$1,216	$1,053
Operating expense	1,309	952	2,632	1,862
Total	$1,927	$1,479	$3,848	$2,915